Exhibit 21

Liberty Property Trust
Liberty Philadelphia, LLC
Liberty Property Limited Partnership
Liberty Property Philadelphia Limited Partnership
Liberty Property Philadelphia Limited Partnership II
Liberty Property Philadelphia Corporation
Liberty Property Philadelphia Trust
Liberty/Comcast 1701 JFK Boulevard, L.P.
Liberty Property Philadelphia Limited Partnership IV West
Liberty Property Philadelphia Corporation IV East
Liberty Property Philadelphia Corporation IV West
Liberty Property Philadelphia Corporation V
Liberty Property Philadelphia Limited Partnership V
Liberty Property Philadelphia Limited Partnership VI
Liberty Property Development Corp.
Liberty Property Development Corp.- II
Liberty Special Purpose Trust
Liberty/Parkway 8th & Walnut, LP
Liberty/Parkway 8th & Walnut Trust
Liberty Property 19th & Arch LP
Liberty Property 19th & Arch Trust
LPT 19th & Arch Limited LP
LPT 19th & Arch Limited II LP
17A LLC
18A Hotel LLC
Liberty Property 18th & Arch Hotel, LLC
18A Hotel Lender, LLC
18A LLC
18A Lender LLC
LPT 18th & Arch Street GP, LLC
LPT 18th & Arch Street Limited, LLC
Liberty Property 18th & Arch, LP
Liberty Property Development Company IV-S, LLC
LPDC Holdings Corp.
LPDC Camden LLC
Camden Town Center, LLC
CTC Parent Holdings LLC
LP Malvern Limited Partnership
LP Malvern LLC
40 Liberty Boulevard, LLC
Land Holdings Realty LLC
Liberty Brokerage, LLC
Century Commerce Center, LLC
Rivers Business Commons Associates Limited Partnership
Liberty Property Philadelphia Navy Yard Limited Partnership
Liberty Property Philadelphia Navy Yard Corporation
Liberty Property/Synterra Limited Partnership
Liberty Venture I, LP
Liberty Venture I, LLC
Liberty Florence I Urban Renewal, LLC
Liberty 180 Dulty’s, LLC
Liberty 100 and 160 Dulty’s, LLC
Liberty Illinois, LP
Liberty Illinois Venture, LLC
L/S One Crescent Drive, LP
L/S One Crescent Drive, LLC

L/S Three Crescent Drive, LP
L/S Three Crescent Drive, LLC
L/S Five Crescent Drive, LP
L/S Five Crescent Drive, LLC
L/S 4775 League Island Blvd., LP
L/S 4775 League Island Blvd., LLC
L/S 26th Street North, LP
L/S 26th Street North, LLC
L/S 26th Street South, LP
L/S 26th Street South, LLC
L/S 150 Rouse Boulevard, LP
L/S 150 Rouse Boulevard, LLC
L/S 201 Rouse Boulevard, LP
L/S 201 Rouse Boulevard, LLC
L/S 1200 Intrepid Avenue LP
L/S 1200 Intrepid Avenue, LLC
L/S 351 Rouse Boulevard, LP
L/S 351 Rouse Boulevard, LLC
L/S 1050 Constitution Avenue, LP
L/S 1050 Constitution Avenue, LLC
Liberty Cotton Center, LLC
Perryman 159, L.L.C.
Liberty Durham, LLC
Liberty Shopton A, LLC
Liberty Shopton B, LLC
Liberty 600 Industrial, G.P.
Liberty AIPO Limited Partnership
Liberty Washington, LP
Liberty Washington Venture, LLC
Liberty 1100 17th Street, LP
Liberty 2100 M Street, LP
Republic 20th Street LLC
Republic Property TRS LLC
RPLP I LLC
RPT 1425 Investors LP
RPT 1425 Holdings LLC
RPT 1425 New York Avenue LLC
Liberty 2130 Baldwin, LLC
Liberty 6675 Business Parkway, LLC
Liberty 6600 Business Parkway, LLC
Liberty Sandy Court, LLC
Liberty Baltimore Avenue, LLC
Liberty Indian Creek, LLC
Liberty 5801 Columbia Park, LLC
Liberty 9645 Gerwig, LLC
Liberty 8715 Bollman, LLC
Liberty 329-333 Herrod, LLC
Liberty 4 South Middlesex, LLC
Liberty 21 S. Middlesex, LLC
Liberty Beltsville 1, LLC
Liberty Beltsville 2, LLC
Liberty Beltsville 3, LLC
Liberty Business Parkway Holdings, LLC
Liberty - PA GP 4, LLC
Liberty 1475 Nitterhouse, LP
Liberty 7195 Grayson, LP
Liberty 7253 Grayson, LP
Liberty Desborough, LLC
Liberty Logix Park, LLC

Liberty Barton 150, LLC
Liberty Worcester LLC
Liberty Widnes, LLC
Liberty Northampton, LLC
Liberty Minworth Limited
Liberty Midpoint Limited
Silversword Properties Limited
Cambridge Medipark Limited
CBC Estate Management Limited
Liberty Property Trust UK Limited
Liberty Horsham Limited
Kings Hill Estate Management Company Limited
Rouse Kent (Residential) Limited
Kings Hill Property Management Limited
Kings Hill Residential Estate Management Company Limited
iCO Didsbury Limited
Kings Hill Unit Trust